SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, DC  20549

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE

                SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT:   October 1, 1998


                        C. R. BARD, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  New Jersey                 1-6926              22-1454160
  (STATE OF         COMMISSION FILE NUMBER     IRS EMPLOYER
INCORPORATION)                               IDENTIFICATION NO.

          730 Central Avenue, Murray Hill, New Jersey
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             07974
                           (ZIP CODE)

                        (908) 277-8000
                (REGISTRANT'S TELEPHONE NUMBER)

Item 2.   Acquisition or Disposition of Assets

On October 1, 1998, C. R. Bard, Inc ("Bard") completed the sale of its Global Coronary Catheter Lab ("Cath Lab") business to Arterial Vascular Engineering, Inc. ("AVE"). In connection with the sale, Bard received $550,000,000 in cash and in addition approximately $50 million of working capital was retained by Bard. Cath Lab products include Percutaneous Transluminal Coronary Angioplasty
(PTCA) balloon catheters, coronary stents (excluding myocardial stents), saphenous graft stents for coronary applications, PTCA guidewires, PTCA guide catheters, coronary diagnostic catheters, coronary introducers, coronary diagnostic guidewires, femostop, vessel closure devices for coronary applications, right heart pressure monitoring catheters, PTCA accessories, coronary angiographic accessories, coronary OEM products and related coronary components and accessories.

In connection with the transaction, the following foreign
subsidiaries  of  Bard  were  sold  to  AVE:   Bard  Japan
Limited, C. R. Bard Ireland Limited, Bard Galway Limited, Milu
S.A., X-Trode S.r.l. and Bard Connaught. The majority of business conducted by these subsidiaries related to Bard's Cath Lab business. In addition Bard sold its minority interest in Cormedica.

The assets and liabilities associated with the Cath Lab business were components of Bard's Cardiology Division and various Bard international business centers. Separate Cath Lab asset and liability accounts were not maintained. Similarly, the operations associated with the Cath Lab product lines were integrated into the Bard Cardiology Division and various Bard international business centers. Bard's foreign subsidiaries sell numerous Bard products. In addition, various international administrative groups, including human resources, finance, customer service and administration support numerous Bard product lines and divisions and were not sold as part of the transaction.

Certain statements contained herein or in other company documents and certain statements that may be made by management of the company orally, including statements regarding net proceeds from this transaction and statements regarding cost savings from restructuring, may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Because actual results are affected by risks and uncertainties, the company cautions investors that actual results may differ materially from those expressed or implied. Factors which could cause the actual results to differ materially from expected and historical results include, but are not limited to: health care industry consolidation resulting in customer demands for price concessions, competitor's attempts to gain market share through aggressive marketing programs; fewer medical procedures performed in a cost-conscious environment; the lengthy approval time by the FDA or other government authorities to clear medical devices for commercial release; unanticipated product failures; legislative or administrative reforms to the U.S. Medicare and Medicaid systems or other non-U.S. reimbursement systems in a manner that would significantly reduce reimbursements for procedures using the company's medical devices; the acquisition of key patents by competitors that would have the effect of excluding the company from new market segments; the uncertainty of whether increased research and development expenditures will result in increased sales; unpredictability of existing and future litigation including litigation regarding product liability; uncertainty related to tax appeals and litigation; price increases from the company's suppliers of critical components; foreign currency fluctuations; unanticipated business disruptions from Year 2000 issues; the risk that the company may not achieve manufacturing or administrative efficiencies as a result of the company's restructuring, in the integration of acquired businesses or divestitures.

Item 7.   Pro Forma Financial Information and Exhibits

A)   Pro Forma Financial Statements.

     The following unaudited pro forma financial statements are filed with this report:

     Unaudited Pro Forma Condensed Balance Sheet
     as of June 30, 1998..................................Page F-1

     Unaudited Pro Forma Statements of Net Revenues and Certain
     Expenses:

     For the twelve month period ended December 31, 1997..Page F-2
     For the six month period ended June 30, 1998........Page F-3

     The following unaudited pro forma condensed balance sheet as of June 30, 1998 and the unaudited pro forma statements of net revenues and certain expenses for the twelve months ended December 31, 1997 and six months ended June 30, 1998 give effect to the disposition of the Cath Lab business described in Item 2. The unaudited pro forma financial statements are based on the historical consolidated financial statements of Bard under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma financial statements.

     The unaudited pro forma condensed balance sheet assumes that the disposition of the Cath Lab business was consummated on June 30, 1998 and the unaudited pro forma statements of net revenues and certain expenses assume the disposition of the Cath Lab business was consummated on January 1, 1997.

     The unaudited pro forma statements of net revenues and certain expenses do not include potential corporate and other cost reductions that may be initiated as a result of the disposition of the Cath Lab business.

     The unaudited pro forma financial statements do not purport to be indicative of the results that actually would have occurred if the disposition of the Cath Lab business had been consummated on the dates indicated or which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with Bard's historical consolidated financial statements and notes filed on Form 10-K for the year ended December 31, 1997.

B)   Exhibits

No.  Description

2(a) Stock and Asset Purchase Agreement between C. R. Bard, Inc.
     and Arterial Vascular Engineering, Inc. dated July 9, 1998.

 99. Press Release dated October 1, 1998, entitled "Bard Completes Sale of Global Coronary Cath Lab Business to Arterial Vascular Engineering, Inc.".

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              C. R. BARD, INC.
                              (Registrant)



                              By:  William C. Bopp /s/
                                   William C. Bopp
                                   Executive Vice President
                                   and Chief Financial Officer

Dated:    October 16, 1998

                                    C. R. Bard, Inc.
                       Unaudited Pro Forma Condensed Balance Sheet
                                   as of June 30, 1998
                                 (thousands of dollars)
                                                  Historical      Cath Lab
                                                    Bard         Adjustments    Pro Forma
Assets
  Current assets:
     Cash and short-term investments              $   71,600     $     ---      $   71,600
     Accounts receivable, net                        236,300       (16,900)        219,400
     Inventories                                     265,100       (49,200)        215,900
     Other current assets                             23,200        (2,300)         20,900
  Total current assets                               596,200       (68,400)        527,800
  Net property, plant and equipment                  210,300       (28,000)        182,300
  Intangible assets, net of amortization             398,700       (14,500)        384,200
  Other assets                                        78,600        (4,700)         73,900
                                                  $1,283,800     $(115,600)     $1,168,200
Liabilities and shareholders' investment
  Current liabilities:
     Short-term borrowings and current
      maturities of long-term debt                $  139,700     $     ---      $  139,700
     Accounts payable                                 59,500        (5,200)         54,300
     Accrued expenses                                151,200       (24,400)        126,800
     Federal and foreign income taxes                 14,700        (1,400)         13,300
  Total current liabilities                          365,100       (31,000)        334,100
  Long-term debt                                     280,200                       280,200
  Other long-term liabilities                         50,200        (1,300)         48,900
  Total shareholders' investment                     588,300       (83,300)        505,000
                                                  $1,283,800     $(115,600)     $1,168,200

           See accompanying Notes to Unaudited Pro Forma Financial Statements.

                                    C. R. Bard, Inc.
           Unaudited Pro Forma Statement of Net Revenues and Certain Expenses
                   For the Twelve Month Period Ended December 31, 1997
                          (thousands except per share amounts)
                                             Historical         Cath Lab
                                               Bard            Adjustments      Pro Forma
Net revenues                                 $1,213,500        $(209,600)       $1,003,900

Cost of goods sold                              572,800          (97,300)          475,500

  Gross profit                                  640,700         (112,300)          528,400

Selling and marketing expense                   246,700          (44,400)          202,300

Net revenues in excess of certain expenses
  before income tax provision                   394,000          (67,900)          326,100

Income tax provision                            122,100          (21,000)          101,100

Net revenues in excess of certain expenses
  net of income tax provision                $  271,900        $ (46,900)       $  225,000

Net revenues in excess of certain expenses
  net of income tax provision per
  share - basic                              $     4.77                         $     3.95

Net revenues in excess of certain expenses
  net of income tax provision per
  share - diluted                            $     4.75                         $     3.93

Average common shares outstanding - basic        56,971                             56,971

Average common shares outstanding - diluted      57,273                             57,273

           See accompanying Notes to Unaudited Pro Forma Financial Statements.

                                    C. R. Bard, Inc.
           Unaudited Pro Forma Statement of Net Revenues and Certain Expenses
                      For the Six Month Period Ended June 30, 1998
                          (thousands except per share amounts)
                                             Historical      Cath Lab
                                               Bard         Adjustments    Pro Forma
Net revenues                                 $596,900       $(100,100)     $496,800

Cost of goods sold                            285,500         (50,800)      234,700

  Gross profit                                311,400         (49,300)      262,100

Selling and marketing expense                 121,700         (23,500)       98,200

Net revenues in excess of certain expenses
  before income tax provision                 189,700         (25,800)      163,900

Income tax provision                           58,800          (8,000)       50,800

Net revenues in excess of certain expenses
  net of income tax provision                $130,900       $ (17,800)     $113,100

Net revenues in excess of certain expenses
  net of income tax provision per share -
  basic                                      $   2.31                      $   2.00

Net revenues in excess of certain expenses
  net of income tax provision per share -
  diluted                                    $   2.30                      $   1.98

Average common shares outstanding - basic      56,683                        56,683

Average common shares outstanding - diluted    57,010                        57,010

           See accompanying Notes to Unaudited Pro Forma Financial Statements.

                                           F-3

                        C. R. Bard, Inc.
       Notes to Unaudited Pro Forma Financial Statements

(1)  Basis of Presentation

On October 1, 1998, C. R. Bard, Inc ("Bard") completed the sale of its Global Coronary Catheter Lab ("Cath Lab") business to Arterial Vascular Engineering, Inc. ("AVE"). In connection with the sale, Bard received $550,000,000 in cash and in addition approximately $50 million of working capital was retained by Bard. Cath Lab products include Percutaneous Transluminal Coronary Angioplasty
(PTCA) balloon catheters, coronary stents (excluding myocardial stents), saphenous graft stents for coronary applications, PTCA guidewires, PTCA guide catheters, coronary diagnostic catheters, coronary introducers, coronary diagnostic guidewires, femostop, vessel closure devices for coronary applications, right heart pressure monitoring catheters, PTCA accessories, coronary angiographic accessories, coronary OEM products and related coronary components and accessories.

In addition to the domestic Cath Lab assets sold and liabilities assumed, the following foreign subsidiaries of Bard were sold to
AVE: Bard Japan Limited, C. R. Bard Ireland Limited, Bard Galway Limited, Milu S.A., X-Trode S.r.l. and Bard Connaught and thus are included in the Cath Lab Adjustments column in the accompanying unaudited pro forma financial statements. The majority of business conducted by these subsidiaries related to Bard's Cath Lab business.

The accompanying unaudited pro forma financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Bard's Form 8-K pursuant to the Securities Exchange Act of 1934 and are not intended to be a complete presentation of Bard's unaudited pro forma financial statements. Significant expenses are incurred on a Bard corporate-wide basis and benefit multiple Bard product groups and any allocation of such expenses would be arbitrary and potentially misleading. Bard does not prepare financial statements for its Cath Lab business which are intended to report a complete presentation of financial position or results of operations in accordance with generally accepted accounting principles.

The assets and liabilities associated with the Cath Lab business were components of Bard's Cardiology Division and various Bard international business centers. Separate Cath Lab asset and liability accounts were not maintained. Similarly, the operations associated with the product lines were integrated into the Bard

                              F-4

                        C. R. Bard, Inc.
 Notes to Unaudited Pro Forma Financial Statements (continued)

Cardiology Division and various Bard international business centers. Bard's foreign subsidiaries sell numerous Bard products.

The unaudited pro forma statements of net revenues and certain expenses do not include potential corporate and other cost reductions that may be initiated as a result of the disposition of the Cath Lab business.

The Cath Lab Adjustments column on the unaudited pro forma statements of net revenues and certain expenses include net revenues, cost of sales and direct product costs related to direct selling and marketing activities of the Cath Lab business.

The unaudited pro forma financial statements may not be indicative of the results that actually would have occurred if the disposition of the Cath Lab business had been consummated on the dates indicated or which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with Bard's historical consolidated financial statements and notes filed on Form 10-K for the year ended December 31, 1997.

(2)  Significant Accounting Policies

Combination - The Cath Lab Adjustments column on the unaudited pro forma statements reflects the sale of certain net assets related to the Cath Lab business, the transfer of certain liabilities related to the Cath Lab business and the elimination of net revenues and certain expenses related to the Cath Lab business. For the twelve month period ended December 31, 1997, the Cath Lab pro forma financial information of all non-U.S. entities with the exception of the Irish operations is as of November 30. All other financial information is as of December 31. For the six month period ended June 30, 1998 and for the period then ended, the financial information of all non-U.S. entities with the exception of the Irish operations and Japan is as of May 31. All other financial information is as of June 30. The Cath Lab results for the six month period ended June 30, 1998 included an additional month of revenue and expenses related to certain foreign operations eliminating a one month lag in financial reporting.

Accounts Receivable, Net and Cash - As part of the sale agreement between Bard and AVE, accounts receivable balances are excluded except for amounts at the Irish and Japanese subsidiaries. All cash balances are excluded.

Income Tax Provision - The income tax provision on the unaudited pro forma statements of net revenues and certain expenses reflects Bard's effective tax rate for the twelve month period ended
December 31, 1997 and six month period ended June 30, 1998 adjusted for the impact of non-recurring items.

                               F-5

                        C. R. Bard, Inc.
       Notes to Unaudited Pro Forma Financial Statements

This effective tax rate may not be indicative of the actual effective rate that would have occurred if the disposition of the Cath Lab business had been consummated on the dates indicated or which may be obtained in the future.

(3)  Gain on Sale

The gain on the sale of the Cath Lab business will be reflected in the fourth quarter of 1998 and will consist of the cash proceeds of $550,000,000 less the net book value of approximately $92,000,000 adjusted for appropriate costs and tax effects. The fourth quarter results will reflect the cost to realign certain operations as a result of the Cath Lab divestiture. In addition, the fourth quarter will reflect the company's realignment of its remaining cardiology businesses. Bard currently expects to use the net cash proceeds from the sale of the Cath Lab business for the repayment of debt, the acquisition from time to time of shares of Bard common stock in connection with Bard's recently announced share repurchase program and other corporate purposes. Accordingly, the unaudited pro forma condensed balance sheet has not been adjusted to reflect the receipt of the net proceeds.

                               F-6

